Exhibit 8.1


                       [Letterhead of Sidley Austin LLP]





                                          March 17, 2006





USAA Acceptance, LLC
9830 Colonnade Blvd., Suite 600
San Antonio, Texas 78230


         Re:  USAA Acceptance, LLC Registration Statement on Form S-3
              -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special federal tax counsel to the trusts referred to below in connection with the filing by USAA Acceptance, LLC, a Delaware limited liability company (the "Registrant"), of a Registration Statement on Form S-3 (such registration statement, together with the exhibits and any amendments thereto as of the date hereof, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of asset backed notes (the "Notes") and asset backed certificates (the "Certificates") in an aggregate principal amount of up to $12,000,000,000. As described in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series.

     We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Notes and the Certificates. This advice is summarized under the headings "Summary -- Tax Status" and "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement and "Summary of the Terms of the [Securities] [Notes] -- Tax Status" or "Summary of the Terms of the Certificates -- Tax Status," as applicable, and "Certain Federal Income Tax Consequences" in the prospectus supplements contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal tax counsel to each issuing trust) under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement and "Certain Federal Income Tax Consequences" in the prospectus supplements contained in the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,



                                          /s/ Sidley Austin LLP
                                          Sidley Austin LLP








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